UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 30, 2007

UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York (State of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue
Greensboro, North Carolina 27410
(Address of principal executive offices, including zip code)

(336) 294-4410
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION

OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective April 30, 2007, the Board of Directors of Unifi, Inc. (the "Corporation") appointed William M. Sams ("Mr. Sams") and Anthony Loo ("Mr. Loo") to the Board of Directors of the Corporation.  Mr. Sams, who lives in Dallas, Texas, currently manages his personal investments.  Mr. Loo, who lives in Shanghai, Peoples Republic of China, is currently the Managing Director of Rio Tinto China and Rio Tinto Asia, both part of the Rio Tinto Group, a mining company.  Both individuals were appointed to terms expiring at the Corporation's 2007 Annual Meeting of Shareholders, at which time it is expected that they will be nominated to stand for election by the shareholders of the Corporation for one year terms.  Neither Mr. Sams nor Mr. Loo is currently expected to be named to any committee of the Board of Directors.  There are no transactions to which the Corporation or any of its subsidiaries is a party and in which Mr. Sams or Mr. Loo, or any member of their immediate families, has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

On May 2, 2007, the Corporation issued a press release announcing the appointment of Messrs. Sams and Loo to the Board of Directors.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release disseminated on May 2, 2007 by the Corporation

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    UNIFI, INC.

                                                    By:               /s/ CHARLES F. MCCOY
                                                                Charles F. McCoy
                                                                Vice President, Secretary and General Counsel

Dated:  May 2, 2007

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release disseminated on May 2, 2007 by the Corporation